UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2022

Cognition Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 21, 2022, Cognition Therapeutics, Inc. (the “Company”) determined that James O’Brien, the Company’s Chief Financial Officer, will be leaving the Company as of August 12, 2022 (the “Effective Date”). Mr. O’Brien is expected to remain in active service and work to prepare the Company for an orderly transition of his duties to other personnel until the Effective Date. Mr. O’Brien will also continue to be compensated in accordance with existing arrangements until the Effective Date. Mr. O’Brien’s departure is not a result of any disagreement with the Company or its independent registered public accountants on any matter relating to the Company’s financial or accounting operations, policies, or practices.

Mr. O’Brien’s departure will constitute a termination without cause under the terms of his Employment Agreement with the Company, dated October 13, 2021 (the “O’Brien Employment Agreement”) (filed as Exhibit 10.20 to the Company’s registration statement on Form S-1/A, filed with the Securities and Exchange Commission on July 29, 2021). Accordingly, Mr. O’Brien will be entitled to certain severance benefits pursuant to the O’Brien Employment Agreement. Those severance benefits consist of, among other things, continued base salary and subsidized health insurance premiums for nine (9) months following his separation. These severance benefits are conditioned upon Mr. O’Brien’s execution of a release of claims and compliance with his restrictive covenant obligations.

Appointment of Interim Chief Financial Officer

On July 25, 2022, the board of directors of the Company appointed Andrew Einhorn as Interim Chief Financial Officer, effective as of the Effective Date. Mr. Einhorn will also assume the duties of the principal financial officer and principal accounting officer of the Company as of the Effective Date. The Company intends to retain an executive search firm to commence a comprehensive search process to identify a new Chief Financial Officer.

Mr. Einhorn will provide his services as a consultant through Danforth Advisors, LLC (“Danforth Advisors”) at an agreed upon hourly rate.

Mr. Einhorn, age 62, is an employee of Danforth Advisors, a financial consulting firm, and has been employed by Danforth Advisors since July 2022. In this capacity, Mr. Einhorn provides chief financial officer advisory services to public and privately held companies. Previously, Mr. Einhorn served as Chief Financial Officer of RVL Pharmaceuticals plc (formerly Osmotica Pharmaceuticals plc), a specialty pharmaceutical company from September 2017 to April 2022. From May 2013 to March 2017, Mr. Einhorn served as the Chief Financial Officer and Executive Vice President of Corporate Development of Edge Therapeutics, Inc., a clinical stage biotechnology company. Prior to Edge, he was a co-founder and Chief Financial Officer of three specialty pharmaceutical and therapeutics companies: Oceana Therapeutics, Inc., Esprit Pharma, Inc. and ESP Pharma, Inc.

There are no arrangements or understandings between Mr. Einhorn and any other persons pursuant to which Mr. Einhorn was appointed as Interim Chief Financial Officer of the Company. In addition, there are no family relationships between Mr. Einhorn and any director or executive officer of the Company, and there are no transactions involving Mr. Einhorn requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

Date: July 27, 2022
	By:	/s/ Lisa Ricciardi
	Name:	Lisa Ricciardi
	Title:	President and Chief Executive Officer